                                                                   EXHIBIT 10.9


                                    AGREEMENT

                                 BY AND BETWEEN

                          MEDIGROUP OF NEW JERSEY, INC.

                                       AND

                  PHYSICIAN HEALTHCARE PLAN OF NEW JERSEY, INC.

                           RELATING TO THE PURCHASE OF

                       THE HMO AND PPO OPERATIONS OF PHPNJ



                        -------------------------------


                            DATED AS OF JUNE 26, 1997


                        -------------------------------

                                TABLE OF CONTENTS


ARTICLE 1.
         ASSIGNMENT AND TRANSFER..................................................................................   1
         Section 1.1       Assignment and Transfer................................................................   1
         Section 1.2       Excluded Liabilities...................................................................   2
         Section 1.3       Deposit................................................................................   2
         Section 1.4       Management Agreement...................................................................   3
         Section 1.6       Purchase Price Adjustment..............................................................   3
         Section 1.7       Closing................................................................................   3
         Section 1.8       Consents to Assignments................................................................   5
         Section 1.9       Payment of Premiums and Claims.........................................................   6

ARTICLE 2.
         REPRESENTATIONS AND WARRANTIES...........................................................................   6
         Section 2.1       Organization, Qualifications and Corporate Power and Business..........................   6
         Section 2.2       Validity...............................................................................   6
         Section 2.3       No Conflict............................................................................   6
         Section 2.4       Contracts..............................................................................   7
         Section 2.5       Tax Matters............................................................................   7
         Section 2.6       Litigation; Compliance with Law; Business Practices....................................   7
         Section 2.7       Other Agreements.......................................................................   8
         Section 2.8       Defaults...............................................................................   8
         Section 2.9       Transaction With Affiliates............................................................   8
         Section 2.10      Governmental Approvals.................................................................   8
         Section 2.11      Brokers................................................................................   9
         Section 2.12      Disclosure.............................................................................   9

ARTICLE 3.
         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER, MEDIGROUP
         AND BCBSNJ...............................................................................................   9
         Section 3.1       Organization, Qualifications and Power and Business....................................   9
         Section 3.2       Validity...............................................................................   9
         Section 3.3       No Conflict............................................................................   9
         Section 3.4       Copies of Contracts...................................................................   10
         Section 3.5       Brokers...............................................................................   10
         Section 3.6       Management of the Business............................................................   10
         Section 3.7       Accuracy of the Seller's Representations..............................................   10
         Section 3.8       Disclosure............................................................................   10

ARTICLE 4.
         COVENANTS...............................................................................................   10
         Section 4.1       Conduct of Business...................................................................   10

         Section 4.2       Confidentiality.......................................................................   11
         Section 4.3       Best Efforts..........................................................................   12
         Section 4.4       Certain Notifications.................................................................   12
         Section 4.5       Supplemental Disclosure...............................................................   12
         Section 4.6       Cooperation...........................................................................   12
         Section 4.7       HMO Endorsement.......................................................................   12
         Section 4.8       Foundation Support/Recognition........................................................   12
         Section 4.9       Covenant Not to Compete; Use of Trade Name............................................   13
         Section 4.10      Board Appointments....................................................................   13
         Section 4.11      Certificate of Authority..............................................................   14
         Section 4.12      Non-Solicitation......................................................................   14

ARTICLE 5.
         CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS.........................................................   14
         Section 5.1       Representations and Warranties........................................................   14
         Section 5.2       Covenants and Obligations.............................................................   14
         Section 5.3       Consents..............................................................................   15
         Section 5.4       No Proceeding or Litigation...........................................................   15
         Section 5.5       Closing Deliveries....................................................................   15

ARTICLE 6.
         CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS............................................................   15
         Section 6.1       Representations and Warranties of the Purchaser.......................................   15
         Section 6.2       Covenants and Obligations of the Purchaser............................................   16
         Section 6.3       Consents..............................................................................   16
         Section 6.4       No Proceeding or Litigation...........................................................   16
         Section 6.5       Closing Deliveries....................................................................   16

ARTICLE 7.
         INDEMNIFICATION.........................................................................................   16
         Section 7.1       Indemnification by the Seller.........................................................   16
         Section 7.2       Indemnification by the Purchaser......................................................   17
         Section 7.3       General Indemnification Provisions....................................................   17
         Section 7.4       Limit on Indemnification..............................................................   18

ARTICLE 8.
         TERMINATION.............................................................................................   18
         Section 8.1       Termination of Agreement..............................................................   18
         Section 8.2       Procedure and Effect of Termination...................................................   19

ARTICLE 9.
         MISCELLANEOUS...........................................................................................   20
         Section 9.1       Expenses; Taxes.......................................................................   20
         Section 9.2       Consents..............................................................................   20

         Section 9.3       Waiver................................................................................  20
         Section 9.4       Further Assurances....................................................................  20
         Section 9.5       Entire Agreement......................................................................  20
         Section 9.6       Amendment.............................................................................  20
         Section 9.7       Headings..............................................................................  20
         Section 9.8       Notices...............................................................................  20
         Section 9.9       Counterparts..........................................................................  21
         Section 9.10      Public Announcements..................................................................  22
         Section 9.11      Construction..........................................................................  22
         Section 9.12      Recitals..............................................................................  22
         Section 9.13      Severability..........................................................................  22
         Section 9.14      Assignment............................................................................  22
         Section 9.15      Governing Law.........................................................................  22


EXHIBIT 1         Contracts
EXHIBIT 2         Management Services Agreement
EXHIBIT 3         Assignment and Assumption Agreement
SCHEDULE I        Disclosure Schedule

                                    AGREEMENT


         THIS AGREEMENT (this "Agreement") is made as of the 26th day of June, 1997, by and between MEDIGROUP OF NEW JERSEY, INC., a New Jersey corporation (the "Purchaser") , and PHYSICIAN HEALTHCARE PLAN OF NEW JERSEY, INC., a New Jersey corporation (the "Seller"). MEDIGROUP, INC., a New Jersey corporation ("Medigroup") and BLUE CROSS AND BLUE SHIELD OF NEW JERSEY, INC., a New Jersey corporation ("BCBSNJ"), are parties to this Agreement for purposes of Sections 1.7(c), 4.6, 4.8, 4.9, 4.10, 6.1, 6.2, 6.5 and of Articles III, VII and IX
hereof.


                                    RECITALS

         The Seller is engaged in the business (the "Business") of operating a statewide, physician-owned health maintenance organization in the State of New Jersey known as the "Physician Healthcare Plan of New Jersey" (the "Plan"). The Purchaser is a wholly owned subsidiary of Medigroup, which in turn is a wholly owned subsidiary of BCBSNJ. The Purchaser operates a health maintenance organization in the State of New Jersey known as "HMO Blue". On the terms and subject to the conditions set forth in this Agreement, the Seller desires to assign and transfer to the Purchaser, and the Purchaser desires to acquire and assume from the Seller, all right, title and interest of the Seller in and to, and all duties and obligations of the Seller arising after the Closing Date (as defined below) with respect to, those group contracts and provider agreements listed on Exhibit 1 attached hereto and made a part hereof (the "Contracts").

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1.
                             ASSIGNMENT AND TRANSFER

Section 1.1       Assignment and Transfer.

         (a) Subject to Section 1.1(B) below and the other terms and conditions contained herein, on the Closing Date, the Seller, for and in consideration of the Purchase Price (as defined below) and the assumption and performance by the Purchaser of the Seller's duties, obligations and liabilities under the Contracts arising from and after the Closing Date, does hereby irrevocably and unconditionally assign and transfer unto the Purchaser all of the Seller's right, title and interest in and to each of the Contracts and all the duties, obligations and liabilities of the Seller under or relating to the Contracts to the extent accruing or arising on or after the Closing Date (but not attributable to the period prior to the Closing Date); provided, that nothing herein shall be construed as an assignment, transfer, sale, delegation, setting over or assumption of any duty, obligation or liability of the Seller under or relating to the Contracts to the extent arising or accruing (whether or not asserted or assessed) prior to the Closing Date.

         (b) From and after the Closing Date, the Purchaser acquires and assumes each of the Contracts and agrees to satisfy, discharge and perform all of the duties, obligations and liabilities of the Seller under or relating to the Contracts to the extent accruing or arising on or after the Closing Date (but not attributable to the period prior to the Closing Date).

         (c) Notwithstanding anything herein to the contrary, the Seller shall retain and is not hereby selling, assigning or otherwise transferring any of the following assets and property:

                  (i) cash on hand, cash equivalents, investments (including stock, debt instruments, options and other instruments and securities) and bank deposits;

                  (ii) all accounts, premiums or other amounts due to the Seller for the period up to and including the Closing Date;

                  (iii) tax refunds, tax, insurance and other claims or rights to recoveries and similar benefits of the Business and any prepaid items with respect to the Business prior to the Closing Date; and

                  (iv) all other assets of the Seller not included among the Contracts.

Section 1.2 Excluded Liabilities. The Purchaser shall not be required to assume, perform or otherwise discharge any liabilities or obligations arising out of, relating to, or in connection with, any shareholder of the Seller or the operation of the Business prior to the Closing Date (the "Excluded Liabilities"), including, without limitation, any liability or obligation arising prior to the Closing Date (a) under the Contracts or any agreements other than the Contracts to which the Seller is a party or by which it is bound;
(b) for Federal, state or local income taxes, personal property, excise, sales or franchise taxes relating to or arising out of the operation of the Business; and (c) for incurred but not reported claims relating to or arising out of the operation of the Business.

Section 1.3 Deposit. In consideration for the Seller entering in that certain Letter of Intent dated June 11, 1997, with the Purchaser, Medigroup and BCBSNJ (the "Letter of Intent"), the Purchaser has made a good faith deposit of $500,000.00 (the "Deposit") with Mellon Bank, N.A., as escrow agent ("Mellon"). Subject to the terms of that certain Escrow Agreement among the Seller, the Purchaser and Mellon dated June 13, 1997, the parties agree that (a) if the shareholders of the Seller disapprove or the Regulatory Agencies (as defined below) disapprove the transactions contemplated hereby, Mellon shall return the Deposit with all interest thereon to the Purchaser; and (b) if the shareholders of the Seller and the Regulatory Agencies approve the transactions contemplated hereby, Mellon shall disburse the Deposit and all interest thereon to the Seller, and the Purchaser shall be entitled to a credit in accordance with
Section 1.6 below.

Section 1.4 Management Agreement. Prior to or contemporaneously with the approval by the Seller's Board of Directors of this Agreement for referral to the Seller's shareholders for approval, the Seller and the Purchaser, as manager, will enter into a Management Services Agreement (the "Management Agreement") in the form of Exhibit 2 attached hereto and made a part hereof. Pursuant to the terms of the Management Agreement, the Purchaser will provide the Seller for the term set forth in the Management Agreement with all management and administrative services necessary for the operation of the Business, including, but not limited to, claims processing, member services, enrollment, provider assistance, utilization management and financial services, including accounting and reporting, for all product lines of the Seller; provided, however, that such services shall not include any reporting to the Securities Exchange Commission or any related Federal and state reporting required under the securities laws of the United States or of the State of New Jersey.

Section 1.5 Purchase Price; Payment. Subject to adjustment pursuant to Section
1.6 below, the purchase price (the "Purchase Price") for the assignment and transfer of the Contracts shall be an amount equal to the sum of: (a) the greater of One Million Dollars ($1,000,000.00) or Three Hundred Dollars ($300.00) per health maintenance organization member certified by the Purchaser, as manager, to be enrolled in the Plan as of the Closing Date (the total of such members being the "Certified Number"), payable to the Seller at the Closing (as defined below) by wire transfer of immediately available funds to an account designated by the Seller; and (b) Ten Dollars ($10.00) for each eligible Health Care Payers Coalition ("HCPC") life to whom the services of the Purchaser are available on the first anniversary of the Closing Date, payable to the Seller on that date by wire transfer of immediately available funds to an account designated by the Seller.

Section 1.6 Purchase Price Adjustment. The Purchaser shall be entitled to a credit against the Purchase Price at Closing in a sum equal to the amount of the Deposit actually received by the Seller. In addition, the Purchase Price may be adjusted as follows: thirty (30) days after the Closing Date, the Seller, at its sole cost, may verify, by independent audit, the number of health maintenance organization members enrolled in the Plan as of the Closing Date and, if the Seller has elected to verify such number by audit, shall notify the Purchaser of such number in writing. If such number is higher than the Certified Number, the Purchaser shall pay to the Seller an amount equal to Three Hundred Dollars ($300.00) per each additional member in the Plan. If such number is lower than the Certified Number, the Seller shall rebate to the Purchaser from the Purchase Price an amount equal to Three Hundred Dollars ($300.00) times such difference; provided, however, that in no event will any such rebate reduce the Purchase Price below $1,000,000.00. In each case, the applicable payment shall be made within three (3) business days after such notice from the Seller.

Section 1.7 Closing.

        (a) Subject to the terms and conditions of this Agreement, the closing on the assignment and transfer of the Contracts contemplated hereby (the "Closing") shall take place on a date (the "Closing Date") within ten (10) business days after the receipt of the Material Consents (as defined below) at such time and place as the Seller and the Purchaser may mutually agree in writing; provided, however, that, prior to the Closing, all of the conditions set forth in Articles V and VI of this Agreement shall have been satisfied or waived in writing by the party entitled to claim the benefit thereof.

         (b) At the Closing, the Seller shall deliver, or cause to be delivered, to the Purchaser the following (collectively, the "Seller Closing Deliveries"):

                  (i) a copy of the resolutions of the Board of Directors of the Seller, certified by its Secretary, authorizing, subject to the approval of the shareholders of the Seller, the execution, delivery and performance of this Agreement and the other instruments and documents required to be executed and delivered by it in connection herewith (collectively, the "Seller Related Documents") and, subject to the approval of the Seller's shareholders, authorizing the assignment and transfer contemplated hereby and thereby (the "Transaction");

                  (ii) a copy of the minutes of the meeting of the shareholders of the Seller, certified by the Secretary of the Seller, authorizing the execution, delivery and performance of this Agreement and the other Seller Related Documents and the consummation of the Transaction;

                  (iii) evidence of all required governmental and regulatory approvals, including, without limitation, any approvals (the "Material Consents") of the Commissioner of Health and Senior Services and the Commissioner of Banking and Insurance of the State of New Jersey (collectively, the "Regulatory Agencies"), required in connection with: (A) the execution and delivery of this Agreement and the other Seller Related Documents; (B) the consummation of the Transaction; and (C) the assignment and transfer to the Purchaser of the Contracts; in each case in form reasonably satisfactory to the Purchaser (collectively, the "Regulatory Approvals");

                  (iv) the assignment by the Seller to the Purchaser of all of the Seller's right, title and interest in the Contracts, and the assumption by the Purchaser of all of the Seller's liabilities arising after Closing under the Contracts in accordance with the terms of an Assignment and Assumption Agreement substantially in the form of Exhibit 3 attached hereto and made a part hereof;

                  (v)   the certificate referred to in Section 5.1 below; and

                  (vi) copies of the Certificate of Incorporation and all amendments thereto, as recorded, and the corporate by-laws and all amendments thereto, of Seller, certified by its Secretary; and a good standing certificate of the Seller dated no earlier than twenty (20) days prior to the Closing Date.

         (c) At the Closing, the Purchaser, Medigroup and BCBSNJ shall deliver to the Seller all of the following (collectively, the "Purchaser Closing Deliveries"):

                  (i)   the Purchase Price in the manner set forth above;

                  (ii) copies of resolutions of the Boards of Directors of each of the Purchaser, Medigroup and BCBSNJ, certified by their respective secretaries or other authorized representatives, authorizing the execution, delivery and performance of this Agreement and the other instruments and documents required to be executed and delivered by any of the Purchaser, Medigroup and BCBSNJ in connection herewith (collectively, the "Purchaser Related Documents") and authorizing the consummation of the Transaction;

                  (iii) evidence of the appointment by BCBSNJ of two (2) physicians selected by the Seller or the Foundation (as defined below) to BCBSNJ's Medical Policy Committee and of one (1) physician selected by the Seller or the Foundation to BCBSNJ's Professional Advisory Committee;

                  (iv) evidence of the appointment by the Purchaser of two (2) physicians selected by the Seller or the Foundation to the Purchaser's Quality Improvement Committee and of two (2) physicians selected by the Seller or the Foundation to such committee's subcommittees on Clinical Issues, Credentialing and Grievance/Appeals;

                  (v) evidence of the appointment by the Purchaser to its Panel of Independent Medical Examiners of two (2) physicians selected by the Seller or the Foundation (meeting the Purchaser's applicable credentialing requirements) for each specialty represented on such panel;

                  (vi) evidence of the appointment by Medigroup's shareholder of one (1) physician selected from a slate of at least three (3) physicians presented by the Seller or the Foundation to the Board of Directors of Medigroup for a minimum term of three (3) years;

                  (vii)   the certificate referred to in Section 6.1 below;

                  (viii) copies of the Certificate of Incorporation and all amendments thereto, as recorded, and the corporate by-laws and all amendments thereto, of each of the Purchaser, Medigroup and BCBSNJ, certified by their respective Secretaries; and a good standing certificate of each of the Purchaser, Medigroup and BCBSNJ dated no earlier than twenty (20) days prior to the Closing Date;

                  (ix) a certificate of the Purchaser, as manager, certifying the number of health maintenance organization members enrolled in the Plan as of the Closing Date; and

                  (x) a proposal from the Purchaser regarding a product to be offered by Princeton Medical Management, LLC ("Princeton") that, in the reasonable determination of the Purchaser and the Seller, is generally consistent with the type of product intended to be offered by Princeton, or which constitutes a satisfactory alternative product.

Section 1.8 Consents to Assignments. The Seller shall use its best efforts to obtain the consent of Bayonne Hospital to the assignment to the Purchaser of that certain Hospital Participation Agreement dated September 16, 1996, between the Seller and Bayonne Hospital.

Section 1.9 Payment of Premiums and Claims. The Seller and the Purchaser agree that to the extent the Purchaser receives from and after the Closing Date premiums payable under any of the Contracts for the period prior to the Closing Date, the Purchaser will promptly pay to the Seller all such premiums on a weekly basis. To the extent the Purchaser properly pays from and after the Closing Date any claims incurred prior to the Closing Date, the Seller shall reimburse the Purchaser within one (1) business day after the Seller's receipt of the Purchaser's invoice for such payments, provided said invoice contains information on the claims comparable to the information contained on the HCFA 1500 form or UB-92 form, as applicable. The Purchaser shall submit its invoice no more frequently than once weekly. The invoice shall be in such form and detail as the Seller may reasonably require. All reimbursements by the Seller pursuant to this Section shall be subject to subsequent audit and verification, and for such purposes, the Purchaser agrees to provide the Seller and its accountants, agents and representatives reasonable access during normal business hours to the Purchaser's books and records relating to the payment of such claims. This Section shall survive Closing.


                                   ARTICLE 2.
                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

         The Seller hereby makes to the Purchaser the representations and warranties set forth in this Article II. Exceptions to the representations and warranties made in this Article II are as set forth in the Disclosure Schedule attached hereto as Schedule I ("Schedule I").

Section 2.1 Organization, Qualifications and Corporate Power and Business. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Seller has the corporate power and authority to own and hold its properties in order to carry on the Business as it is now being conducted and to execute, deliver and perform this Agreement and the other Seller Related Documents.

Section 2.2 Validity. This Agreement and the other Seller Related Documents have been duly executed and delivered by the Seller, and, assuming their due execution and delivery by the Purchaser, Medigroup and BCBSNJ (as applicable), constitute the legal, valid and binding obligations of the Seller, enforceable in accordance with their respective terms, except to the extent such enforceability may be limited by applicable laws affecting the enforcement of a party's rights generally and by principles of equity regarding the availability of remedies.

Section 2.3 No Conflict. The execution, delivery and performance by the Seller of this Agreement and the other Seller Related Documents (a) do not violate any provision of applicable laws, any order of any court or other agency of government, the charter or by-laws of the Seller, or any provision of any indenture, agreement or other instrument to which the Seller or any of its properties or assets is bound, and (b) do not conflict with or constitute (with due notice or lapse of time or both) a default that would allow the other party to accelerate the obligations of the Seller due such party or otherwise exercise rights against the Seller under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Seller, including, without limitation, the Contracts.

Section 2.4 Contracts. Assuming the due execution and delivery of the Contracts by the other parties thereto, the Contracts constitute the legal, valid and binding obligations of the Seller, enforceable in accordance with their respective terms, except to the extent such enforceability may be limited by applicable laws affecting the enforcement of a party's rights generally and by principles of equity regarding the availability of remedies. To the knowledge of the Seller, the Contracts are in full force and effect, and except as set forth in Schedule I hereto, neither the Seller nor any party thereto has provided notice, nor does the Seller have any knowledge of any intent to provide notice, or an election to exercise any rights to terminate any of the Contracts. Other than the Contracts and except as set forth in Schedule I hereto, there are no other agreements between the Seller and any insurance company, health maintenance organization or other third party payor for medical services rendered or to be rendered by the Seller to patients served thereby, whether such agreement be in the form of a capitation plan or otherwise.

Section 2.5 Tax Matters.

         (a) The Seller has filed or will file when due all Federal, state, and local income tax returns and reports in all requisite jurisdictions for all years and periods ended on or before the Closing Date. For purposes of this Agreement, "Taxes" means all income, capital gains, gross income, gross receipts, transfer, value added, sales, use, service, ad valorem, franchise, profits, capital stock, license, withholding, payroll, employment, social security, unemployment compensation, utility, excise, production, severance, stamp, occupation, premium, real or personal property, alternative minimum, environmental, or windfall profit taxes, customs, duties, or other taxes, fees, assessments, levies, imposts or charges of any kind whatsoever imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such Tax, together with any interest and any penalties, additions to tax or additional amounts imposed by any Taxing Authority.

         (b) There are no claims or investigations by any Taxing Authority pending or, to the knowledge of the Seller, threatened against the Seller, and the Seller has not received any notice of any threatened claims or investigations by any Taxing Authority; and, with respect to any Tax return filed by the Seller, there has been no waiver of any applicable statute of limitations or extension of the time for the assessment of any Tax against the Seller.

Section 2.6 Litigation; Compliance with Law; Business Practices.

         (a) There is no (i) action, suit, claim, proceeding or investigation pending or, to the knowledge of the Seller, threatened against or affecting the Business, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, including malpractice claims; (ii) arbitration proceeding involving the Business pending under any collective bargaining agreement or otherwise;

or (iii) governmental inquiry pending or, to the knowledge of the Seller, threatened against or affecting the Business (collectively, "Litigation Matters"). Schedule I hereto contains a list of all Litigation Matters to which the Seller has been a party as it relates to the Business during the two (2) years immediately preceding the Closing. The Seller has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage that may have a material adverse affect on the Business. The Seller is not in default with respect to any order, writ, injunction or decree known to or served upon the Seller of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, as it relates to the Business.

         (b) The Seller (i) has complied in all material respects with all laws, rules, regulations and orders that are applicable to the Business, and (ii) has obtained all necessary permits, licenses and other authorizations required to enable it to conduct the Business as it is now being conducted. There is no existing law, rule, regulation or order, whether Federal or state or local, that would prohibit or restrict the Seller from operating the Business as it is now being operated.

Section 2.7 Other Agreements. The Seller is not a party to or otherwise bound by any written or oral agreement or instrument or other restriction that individually or in the aggregate will materially adversely affect the Business.

Section 2.8 Defaults. With respect to the Business, the Seller has performed all the obligations required to be performed by it to date, has received no notice of default and is not in default, in any respect (with due notice or lapse of time or both) under any agreement now in effect, the result of which could materially adversely affect the Business. The Seller has no present expectation or intention of not fully performing all its obligations under each such agreement in all respects, and the Seller does not have any knowledge of any breach and has not received any written notice of any anticipated breach by the other party to any agreement to which the Seller is a party and that pertains to the Business.

Section 2.9 Transaction With Affiliates. Except as set forth on Schedule I hereto, no director, officer or stockholder of the Seller, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof or is presently or contemplated to be a party to any transaction with the Seller relating to the Business, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm.

Section 2.10 Governmental Approvals. Except for the Regulatory Approvals, no registration or filing with, or consent or approval of or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Seller of this Agreement or any of the other Seller Related Documents, or the conduct of the Business in the manner in which the Business has been conducted.

Section 2.11 Brokers. Except with respect to the engagement of Shattuck Hammond Partners, Inc. by the Seller, for which the Seller shall be solely responsible, there exists no contract, arrangement or understanding between the Seller and a broker, finder or similar agent with respect to the Transaction.

Section 2.12 Disclosure. This Agreement and the other Seller Related Documents, contain no untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein not misleading. None of the written statements, documents, certificates or other written materials prepared or supplied by the Seller with respect to the Transaction, when read together and in light of the circumstances in which they were made, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.


                                   ARTICLE 3.
         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER, MEDIGROUP AND
                                     BCBSNJ

         Each of the Purchaser, Medigroup and BCBSNJ represents and warrants to the Seller as follows:

Section 3.1 Organization, Qualifications and Power and Business. Each of the Purchaser, Medigroup and BCBSNJ is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Each of the Purchaser, Medigroup and BCBSNJ has the power and authority to own and hold its properties and to carry on its business as it now being conducted and as proposed to be conducted and to execute, deliver and perform this Agreement and the other Purchaser Related Documents.

Section 3.2 Validity. This Agreement and the other Purchaser Related Documents have been duly executed and delivered by Purchaser, Medigroup and/or BCBSNJ (as applicable) and, assuming the due execution and delivery by the Seller, constitute the legal, valid and binding obligations of the Purchaser, Medigroup and BCBSNJ (as applicable), enforceable in accordance with their respective terms, except to the extent such enforceability may be limited by applicable laws affecting the enforcement of a party's rights generally and by principles of equity regarding the availability of remedies.

Section 3.3 No Conflict. The execution, delivery and performance by the Purchaser, Medigroup and BCBSNJ of this Agreement and the other Purchaser Related Documents (a) do not violate any provision of applicable law, any order of any court or other agency of government, the charters or by-laws of the Purchaser, Medigroup and BCBSNJ, or any provision of any indenture, agreement or other instrument to which any of the Purchaser, Medigroup and BCBSNJ or any of its properties or assets is bound, and (b) do not conflict with or constitute (with due notice or lapse of time or both) a default that would allow the other party to accelerate the obligations of any of the Purchaser, Medigroup and BCBSNJ due such party or otherwise exercise rights against any of the Purchaser,

Medigroup and BCBSNJ under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Purchaser, Medigroup or BCBSNJ.

Section 3.4 Copies of Contracts. The Purchaser acknowledges receipt of copies of all of the Contracts (other than the physician participation agreements).

Section 3.5 Brokers. None of the Purchaser, Medigroup or BCBSNJ has any contract, arrangement or understanding with any broker, finder or similar agent with respect to the Transaction.

Section 3.6 Management of the Business. In its management of the Business pursuant to the Management Agreement, the Purchaser, as manager, will not take any action or fail to take any action that is likely to cause any of the representations and warranties of the Seller set forth herein to become false or misleading in any way. The Purchaser acknowledges the Seller's objective of retaining as many health maintenance organization members as possible during the term of the Management Agreement.

Section 3.7 Accuracy of the Seller's Representations. To the best knowledge of the Purchaser, Medigroup and BCBSNJ, this Agreement contains no untrue statement of a material fact and do not omit to state a material fact necessary to make the statements contained herein not misleading.

Section 3.8 Disclosure. This Agreement and the other Purchaser Related Documents contain no untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein not misleading. None of the written statements, documents, certificates or other written materials prepared or supplied by the Purchaser, Medigroup or BCBSNJ with respect to the Transaction, when read together and in light of the circumstances in which they were made, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.


                                   ARTICLE 4.
                                    COVENANTS

Section 4.1  Conduct of Business.

         (a) Between the date hereof and the Closing Date, without the consent of the Seller, the Purchaser, as manager, shall not, and the Seller shall not itself nor cause the Purchaser, as manager, to:

             (i) conduct the Business other than in the ordinary course, except that the Seller may choose not to engage in active selling of its product line;

                  (ii) make any sale, assignment, transfer or other disposition of any Contract or mortgage, pledge or otherwise create a security interest in any of the Contracts;

                  (iii) modify, extend, renew or terminate any of the Contracts (other than the routine renewals of the Contracts) or enter into any commitment or agreement similar to the Contracts;

                  (iv) fail to maintain the books, accounts and records of the Business on a basis consistent with past practice;

                  (v) create, incur or assume any indebtedness (except for accounts payable in the ordinary course of business) for money borrowed in connection with the operation of the Business;

                  (vi) with respect to the Business, effect any transaction with any other entity or person, the terms of which are not commercially reasonable or are other than on an arm's length basis;

                  (vii) undertake any action or engage in any omission that shall impair or jeopardize the Seller's rights to any of the Contracts; or

                  (viii) enter into any agreement, commitment or arrangement with respect to any of the actions prohibited by the foregoing.

         (b) From the date hereof until the Closing Date, the Purchaser, as manager, shall not, and the Seller shall not cause the Purchaser, as manager, to take any action that would cause any of the representations and warranties made in Article II hereof not to remain true and correct.

         (c) From the date hereof until the Closing Date, the Seller shall keep the Purchaser advised of any significant decisions concerning the Business.

         (d) From the date hereof until the Closing Date, the Seller and the Purchaser, as manager, shall take such steps in the ordinary course of business as are reasonable to retain the Seller's existing relationships with providers, subscribers and third party payors.

Section 4.2 Confidentiality. Except as required by law, no party hereto, nor their respective successors, assigns, affiliates, directors, officers, representatives, agents or employees, shall disclose or use any confidential information received hereunder or provided by any party to the other, except in connection with the consummation of the Transaction. If this Agreement terminates without the consummation of the Transaction, the parties shall (a) hold in confidence and refrain from using all non-public information received in connection with the Transaction; and (b) promptly return to the party supplying such confidential information any confidential information, including, without limitation, the Letter of Intent, and all copies in its possession or in the possession of its representatives of such confidential information, or destroy such information and certify its destruction in writing. If, pursuant to a court or other legal order, any party, (the "Requested Party") is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any information supplied to it, its directors, officers, employees, representatives or agents in the course of its dealings hereunder, on the subject matter hereof, the parties agree that the Requested Party will provide the other parties with prompt written notice of such request or requirement so that the other parties may seek an appropriate protective order and/or waive the Requested Party's compliance with the provisions of this Agreement; but it is understood that the Requested Party will be obligated to, and may comply with, requirements of law.

Section 4.3 Best Efforts. Each party hereto shall use its best efforts to fulfill its conditions to Closing and otherwise to consummate the Transaction.

Section 4.4 Certain Notifications. At all times prior to the Closing, each party hereto shall, as promptly as reasonably practicable, notify the other in writing of the occurrence of any event as to which it obtains knowledge that is reasonably likely to result in the failure of a condition precedent to Closing contained in Article V or Article VI below. The party receiving such notice shall have the right, but not the obligation, for a period of three (3) business days, to attempt to cure the anticipated failure of the condition precedent. The Seller and the Purchaser, as manager, promptly shall notify the other of the occurrence of a material adverse change in the Business or of any termination, non-renewal or material alteration of any Contract.

Section 4.5 Supplemental Disclosure. Each of the parties hereto shall have the continuing obligation to promptly supplement or amend this Agreement with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described herein; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such supplemental or amended disclosure shall not be deemed to have been disclosed as of the date of this Agreement unless so agreed to in writing by the party making the disclosure, and, accordingly, shall have no effect on the liabilities or obligations of the parties under this Agreement.

Section 4.6 Cooperation. The parties agree to cooperate fully with one another to effect the transfer of the Contracts, to meet with the Regulatory Agencies to facilitate the consummation of the Transaction and to prepare and file all necessary filings promptly to obtain the Material Consents and to respond as otherwise requested by the Regulatory Agencies. No party shall meet separately with any of the Regulatory Agencies regarding the Transaction unless required to do so by the Regulatory Agencies or agreed to by the other party.

Section 4.7 HMO Endorsement. The Seller agrees to explore with the Purchaser a mutually acceptable form of endorsement by the Seller of the Purchaser for the period of time after Closing that the Seller maintains its Certificate of Authority in the State of New Jersey.

Section 4.8 Foundation Support/Recognition. The Purchaser, Medigroup and BCBSNJ acknowledge and agree that the Seller may establish a successor entity, which may be a private tax-exempt foundation under Section 509(a) of the Code (the "Foundation") to, among other things, carry on the Seller's mission of advancing the interest of physician-directed medical services and to select the physicians for the board, committees and medical panels described in Section 4.10 below if the Seller itself does not make that selection. If so requested by the Purchaser, marketing and promotional materials for Foundation programs that are financially supported by the Purchaser, Medigroup and/or BCBSNJ would carry the notation that the program is "sponsored in part by HMO Blue", Medigroup or BCBSNJ. The Purchaser, Medigroup and BCBSNJ acknowledge and agree that a private foundation such as the Foundation may not endorse a for-profit operation.

Section 4.9 Covenant Not to Compete; Use of Trade Name. For no additional consideration, for a period of one (1) year after the Closing Date, neither the Seller nor any entity in which the Seller is a majority owner (an "Affiliate") will, directly or indirectly, engage in the business of providing or arranging for the provision of managed health care insurance (including HMO, PPO, POS and ASO arrangements) in the State of New Jersey. In addition, for a period of five
(5) years following the surrender of the Seller's Certificate of Authority to the State of New Jersey, the Seller and its Affiliates will not use any name, trade name, trademark, brand name or service mark, including, without limitation, "Physician Healthcare Plan of New Jersey," that is confusingly similar to those used by the Seller or its Affiliates as of the Closing Date. Notwithstanding this, the Purchaser, Medigroup and BCBSNJ acknowledge and agree that the use by the Foundation of any name, trade name, trademark, brand name or service mark, including, without limitation, "Physician Healthcare Plan of New Jersey," that is similar to those used by the Seller or its Affiliates as of the Closing Date shall not be a violation of this Section.

Section 4.10 Board Appointments. This Section shall survive Closing.

         (a) Prior to or effective with Closing, BCBSNJ shall appoint two (2) physicians selected by the Seller or the Foundation to BCBSNJ's Medical Policy Committee and one (1) physician selected by the Seller or the Foundation to BCBSNJ's Professional Advisory Committee. BCBSNJ agrees that the Seller and/or the Foundation shall be entitled to this physician representation on said committees (or any successor committees) for at least five (5) years.

         (b) Prior to or effective with Closing, the Purchaser shall appoint two
(2) physicians selected by the Seller or the Foundation to the Purchaser's Quality Improvement Committee and two (2) physicians selected by the Seller or the Foundation to such committee's subcommittees on Clinical Issues, Credentialing and Grievance/Appeals. The Purchaser agrees that the Seller and/or the Foundation shall be entitled to this physician representation on said committee and subcommittees (or any successor committees or subcommittees) for at least five (5) years.

         (c) Prior to or effective with Closing, the Purchaser shall appoint to its Panel of Independent Medical Examiners two (2) physicians selected by the Seller or the Foundation (meeting the Purchaser's applicable credentialing requirements) for each specialty represented on such panel. The Purchaser agrees that the Seller and/or the Foundation shall be entitled to this physician representation on said panel (or any successor panels) for at least five (5) years.

         (d) Prior to or effective with Closing, Medigroup agrees that its shareholder shall elect one (1) physician selected from a slate of at least three (3) physicians presented by the Seller or the Foundation to the Board of Directors of Medigroup for a minimum term of three (3) years.

Section 4.11 Certificate of Authority. After Closing, the Seller shall surrender its health maintenance organization Certificate of Authority to the State of New Jersey in accordance with applicable regulatory requirements.

Section 4.12 Non-Solicitation. From the date of this Agreement until the Closing Date, the Seller shall not, directly or indirectly, through any officer, director, employee, representative, advisor, agent or otherwise, (a) solicit or initiate, directly or indirectly, or encourage the submission of inquiries, proposals or offers from any other potential buyer relating to the disposition of the Contracts; or (b) respond to any person indicating an interest in purchasing the Contracts by participating in any discussions or negotiations regarding, or furnish to any person any information with respect to, the disposition of the Contracts. If the Seller is presented with an unsolicited offer to purchase its HMO and PPO operations on terms the Board of Directors of the Seller considers more favorable than the terms set forth herein, the Seller shall provide the Purchaser with a right of first opportunity to purchase these operations on terms equivalent to or better than the terms set forth in the unsolicited offer. The Purchaser shall exercise its right of first opportunity within five (5) business days of written notice thereof, or its right shall automatically expire.


                                   ARTICLE 5.
                 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

         Unless waived in writing by the Purchaser in its sole discretion, the obligations of the Purchaser hereunder shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent:

Section 5.1 Representations and Warranties. Each of the representations and warranties contained in Article II hereof shall be true and accurate in all respects as of the date of this Agreement and shall be true and accurate in all respects as of the Closing Date as if made on the Closing Date (except for any representation or warranty expressly stated to have been made or given as of a specified date, which, at the Closing Date, shall be true and correct in all respects as of the date expressly stated and except for any breach after the date of this Agreement that has been caused by the Purchaser, as manager, in its management of the Business). This Section shall be deemed satisfied notwithstanding that some of the agreements comprising the Contracts are not renewed in the ordinary course of business. The Seller shall have delivered to the Purchaser a certificate of its Chairman of the Board certifying the fulfillment of the conditions set forth in this Section 5.1 and in Sections 5.2 and 5.3 below, and a certificate of the Secretary of the Seller, as to the incumbency of such officer executing the certificate.

Section 5.2 Covenants and Obligations. All of the covenants and obligations that the Seller is required to perform or to comply with pursuant to the terms of this Agreement and pursuant to each of the other Seller Related Documents at or prior to Closing shall have been duly performed or complied with by the Seller in all material respects prior to the Closing Date.

Section 5.3 Consents. All Regulatory Approvals shall have been obtained, and the Seller shall have obtained the consent and approval of its Board of Directors and shareholders to this Agreement, the other Seller Related Documents and the Transaction.

Section 5.4       No Proceeding or Litigation.

                  (a) No preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction, whether Federal, state or foreign, or by any governmental or regulatory body, whether Federal, state or foreign, nor shall any statute, rule, regulation or executive order be promulgated or enacted by any governmental authority, whether Federal, state or foreign, that prevents the consummation of the Transaction.

                  (b) No suit, action, claim, proceeding or investigation before any court, arbitrator or administrative, governmental or regulatory body, whether Federal, state or foreign, shall have been commenced and be pending against the Seller or any of its affiliates, officers or directors seeking to prevent the assignment and transfer of the Contracts or asserting that the assignment and transfer of the Contracts would be illegal.

Section 5.5 Closing Deliveries. On or before the Closing Date, each of the Seller Closing Deliveries shall have been delivered to the Purchaser, and the Purchaser and its counsel shall be reasonably satisfied with the form and substance thereof.


                                   ARTICLE 6.
                  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

         Unless waived in writing by the Seller, in its sole discretion, the obligations of the Seller hereunder shall be subject to the fulfillment, prior to or at the Closing, of each of the following conditions precedent:

Section 6.1 Representations and Warranties of the Purchaser. Each of the representations and warranties of the Purchaser, Medigroup and BCBSNJ contained in Article III above shall be true and accurate in all respects as of the date of this Agreement and shall be true and accurate in all respects as of the Closing Date as if made on the Closing Date (except for any representation or warranty expressly stated to have been made or given as of a specified date, which, at the Closing Date, shall be true and correct in all respects as of the date expressly stated). Each of the Purchaser, Medigroup and BCBSNJ shall have delivered to the Seller a certificate of its president or any vice president certifying the fulfillment of the conditions set forth in this Section 6.1 and in Sections 6.2 and 6.3 below, and a certificate of the Secretary of each of the Purchaser, Medigroup and BCBSNJ as to the incumbency of such officer executing the certificate.

Section 6.2 Covenants and Obligations of the Purchaser. All of the covenants and obligations that any of the Purchaser, Medigroup and BCBSNJ is required to perform or to comply with pursuant to the terms of this Agreement and each of the other Purchaser Related Documents at or prior to Closing shall have been duly performed or complied with by such party in all material respects prior to the Closing Date.

Section 6.3 Consents. All Regulatory Approvals shall have been obtained, and the Purchaser, Medigroup and BCBSNJ shall have obtained the consent and approval of the Boards of Directors of each of the Purchaser, Medigroup and BCBSNJ to this Agreement, the other Purchaser Related Documents and the Transaction.

Section 6.4       No Proceeding or Litigation.

                  (a) No preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction, whether Federal, state or foreign, or by any governmental or regulatory body, whether Federal, state or foreign, nor shall any statute, rule, regulation or executive order be promulgated or enacted by any governmental authority, whether Federal, state or foreign, that prevents the consummation of the Transaction.

                  (b) No suit, action, claim, proceeding or investigation before any court, arbitrator or administrative, governmental or regulatory body, whether Federal, state or foreign, shall have been commenced and be pending against any of the Purchaser, Medigroup and BCBSNJ or any of their affiliates, officers or directors seeking to prevent the assignment and transfer of the Contracts or asserting that the assignment and transfer of the Contracts would be illegal.

Section 6.5 Closing Deliveries. On or before the Closing Date, the Purchaser, Medigroup and BCBSNJ shall have delivered to the Seller each of the Purchaser Closing Deliveries, and the Seller and its counsel shall be reasonably satisfied with the form and substance thereof.


                                   ARTICLE 7.
                                 INDEMNIFICATION

Section 7.1       Indemnification by the Seller.

         Except as otherwise limited by this Article VII, the Seller shall indemnify, defend and hold harmless the Purchaser and its officers, directors, employees, agents, successors and assigns (collectively, the "Purchaser Indemnified Parties") from and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) actually suffered or incurred by any of the Purchaser Indemnified Parties (hereinafter, a "Purchaser Loss") arising out of or resulting from any of the following:

         (a) the breach by the Seller of any representation or warranty contained herein or in any document delivered hereunder at the Closing (except to the extent such breach has been caused by the Purchaser, as manager, in its management of the Business);

         (b) the breach by the Seller of any covenant or agreement contained herein or in any document delivered hereunder at the Closing (except to the extent such breach has been caused by the Purchaser, as manager, in its management of the Business); or

         (c) the failure of the Seller to pay or otherwise discharge any liability or obligation incurred by it in connection with the Contracts or the Business prior to the Closing Date (except to the extent such failure has been caused by the Purchaser, as manager, in its management of the Business).

Section 7.2 Indemnification by the Purchaser. Except as otherwise limited by this Article VII, the Purchaser shall indemnify, defend and hold harmless the Seller and its officers, directors, independent contractors, agents, successors and assigns (the "Seller Indemnified Parties") from and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) actually suffered or incurred by any of the Seller Indemnified Parties (hereinafter, a "Seller Loss") arising out of or resulting from any of the following:

         (a) the breach by any of the Purchaser, Medigroup and BCBSNJ of any representation or warranty contained herein or in any document delivered hereunder at the Closing;

         (b) the breach by any of the Purchaser, Medigroup and BCBSNJ of any covenant or agreement contained herein or in any document delivered hereunder at the Closing; or

         (c) the failure of any of the Purchaser, Medigroup and BCBSNJ to pay or otherwise discharge any liability or obligation incurred by such party in connection with the Contracts or the Business from and after the Closing Date (except for the Excluded Liabilities).

Section 7.3  General Indemnification Provisions.

         (a) For the purposes of this Section, the term "Indemnitee" shall refer to the Purchaser Indemnified Parties or the Seller Indemnified Parties, as applicable, entitled, or claiming to be entitled, to be indemnified, pursuant to the provisions of Section 7.1 or 7.2 hereof, as the case may be; the term "Indemnitor" shall refer to the person or persons having the obligation to indemnify pursuant to such provisions; and "Losses" shall refer to the "Seller Losses" or the "Purchaser Losses," as the case may be.

         (b) An Indemnitee shall give written notice (a "Notice of Claim") to the Indemnitor within ten (10) business days after the Indemnitee has knowledge of any claim (including a Third Party Claim, as defined below) that an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement. No failure to give such Notice of Claim shall affect the indemnification obligations of the Indemnitor hereunder, except to the extent Indemnitor can demonstrate such failure materially prejudiced Indemnitor's ability to successfully defend the matter giving rise to the claim. The Notice of Claim shall state the nature of the claim, the amount of the Losses, if known, and the method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

         (c) The obligations and liabilities of an Indemnitor under this Article VII with respect to Losses arising from claims of any third party that are subject to the indemnification provisions provided for in this Article VII ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: the Indemnitee at the time it gives a Notice of Claim to the Indemnitor of the Third Party Claim shall advise the Indemnitor that it shall be permitted, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives prompt notice of its intention to do so to the Indemnitee and confirms that the Third Party Claim is one with respect to which the Indemnitor is obligated to indemnify. In the event the Indemnitor exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to it all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. Except for the settlement of a Third Party Claim that involves the payment of money only and for which the Indemnitee is totally indemnified by the Indemnitor, no Third Party Claim may be settled by the Indemnitor without the written consent of the Indemnitee, which consent shall not be unreasonably withheld. Similarly, no Third Party Claim may be settled by the Indemnitee without the written consent of the Indemnitor, which consent shall not be unreasonably withheld.

Section 7.4 Limit on Indemnification. The aggregate amount of all Purchaser Losses subject to indemnification under this Article VII shall not exceed the portion of the Purchase Price described in Section 1.5(A) above, subject to any adjustment pursuant to Section 1.6 hereof.


                                   ARTICLE 8.
                                   TERMINATION

Section 8.1  Termination of Agreement.

         This Agreement may be terminated at any time prior to the Closing:

         (a) by written consent of the Purchaser and the Seller;

         (b) subject to Section 4.4 hereof, by the Seller, if it becomes clear that there is a condition precedent to Closing set forth in Article VI hereof that cannot be satisfied;

         (c) subject to Section 4.4 hereof, by the Purchaser, if it becomes clear that there is a condition precedent to Closing set forth in Article V hereof that cannot be satisfied;

         (d) by the Seller, if a default by the Purchaser, as manager, occurs under the Management Agreement, and in the event of such termination by the Seller under this Section 8.1(d), Mellon shall disburse the entire Deposit and all interest thereon to the Seller;

         (e) by the Purchaser, if a default by the Seller occurs under the Management Agreement, and in the event of such termination by the Purchaser under this Section 8.1(e), Mellon shall disburse the entire Deposit and all interest thereon to the Purchaser;

         (f) by the Purchaser, upon written notice, if twelve (12) or more months have elapsed since the date of this Agreement and the shareholders of the Seller have not approved this Agreement prior to said notice; and in the event of such termination by the Purchaser under this Section 8.1(f), Mellon shall disburse $250,000 of the Deposit to the Purchaser and the remainder of the Deposit and all interest thereon to the Seller;

         (g) by the Purchaser, upon ninety (90) days advance written notice, if twelve (12) or more months have elapsed since the date of this Agreement and the shareholders of the Seller have approved this Agreement prior to said notice but the Regulatory Agencies' approvals have not yet been secured; provided, however, the Purchaser and the Seller shall utilize best efforts to secure said Regulatory Agencies' approvals during the ninety (90) day-period between the Purchaser notice and the effective date of termination hereunder. If this Agreement is terminated under this Section 8.1(g), Mellon shall disburse the entire Deposit and all interest thereon to the Seller; and

         (h) by the Seller, upon written notice, if twelve (12) months or more have elapsed since the date of this Agreement; and in the event of such termination by the Seller under this Section 8.1(h), Mellon shall disburse the entire Deposit and all interest thereon to the Purchaser.

Section 8.2 Procedure and Effect of Termination. In the event of termination of this Agreement by any party permitted to terminate this Agreement pursuant to
Section 8.1 hereof, written notice thereof shall forthwith be given to the other parties hereto specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and of no further force and effect, and there shall be no liability on the part of the parties hereto (or their respective officers, directors or affiliates), except as set forth in Sections 1.3, 4.2, 9.1 and 9.10 hereof and except that nothing herein shall relieve either party from liability for any willful breach hereof.

                                   ARTICLE 9.
                                  MISCELLANEOUS

Section 9.1 Expenses; Taxes. All costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement, the Management Agreement and the Transaction shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred. The Purchaser, on the date of Closing, or, if due thereafter, promptly when due, shall pay all excise, sales, value added, use, registration, stamp, transfer and similar taxes, levies, charges, and fees incurred in connection with this Agreement and the Transaction (other than income taxes due and payable by the Seller).

Section 9.2 Consents. Whenever this Agreement requires a consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in
Section 9.3 below.

Section 9.3 Waiver. Except as otherwise provided in this Agreement, any failure of the parties to comply with any provision hereof may be waived by the party entitled to the benefit thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such provision shall not operate as a waiver of or estoppel with respect to, any subsequent or other failure.

Section 9.4 Further Assurances. Each of the parties hereto agrees that, from and after the Closing, upon the reasonable request of any other party hereto and without further consideration, such party will execute and deliver to such other party such documents and further assurances and will take such other actions (without cost to such party) as such other party may reasonably request in order to carry out the purpose and intention of this Agreement.

Section 9.5 Entire Agreement. This Agreement, the Exhibits and the Schedules and the other writings referred to herein or delivered pursuant hereto that form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements.

Section 9.6 Amendment. This Agreement may be amended, modified, or superseded only by an instrument signed by each of the parties hereto or, in the case of a waiver, by or on behalf of the party waiving compliance.

Section 9.7 Headings. The Article and Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

Section 9.8 Notices. All notices, claims, certificates, requests, demands and other communications hereunder will be in writing and will be deemed to have been duly given if personally delivered or on the date of receipt indicated on the return receipt if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

         (a)      If to the Seller:

                  Physician Healthcare Plan of New Jersey, Inc.
                  Princeton Pike Corporate Center
                  1009 Lenox Drive
                  Lawrenceville, New Jersey   08648
                  Attn: Chairman of the Board

                  with a copy to:

                  Ober, Kaler, Grimes & Shriver
                  A Professional Corporation
                  120 East Baltimore Street
                  Baltimore, Maryland   21202-1643
                  Attention: Carol M. McCarthy, Esquire

         (b)      If to the Purchaser:

                  Medigroup of New Jersey, Inc.
                  3 Penn Plaza East
                  Newark, New Jersey   07105-2200
                  Attn: Christy W. Bell

         (c)      If to Medigroup:

                  Medigroup, Inc.
                  3 Penn Plaza East
                  Newark, New Jersey   07105-2200
                  Attn: Christy W. Bell

         (d)      If to BCBSNJ:

                  Blue Cross/Blue Shield of New Jersey, Inc.
                  3 Penn Plaza East
                  Newark, New Jersey   07105-2200
                  Attn: Robert J. Pures

or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above.

Section 9.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed shall be deemed to be an original but all of which, when taken together, shall constitute one and the same agreement.

Section 9.10 Public Announcements. The parties may issue press releases that are approved by the Seller and BCBSNJ (acting on its own behalf and on behalf of the Purchaser and Medigroup) upon the occurrence of the following events: the approval by the Board of Directors of the Seller of this Agreement for referral to the Seller's shareholders and upon the Closing. No other press releases, announcements, marketing/promotional materials or other publicity regarding the Transaction or this Agreement may be made, issued or distributed prior to the Closing, without the express written consent of all the parties, including consent as to content; provided, however, that nothing in this Agreement shall prevent a party hereto from making any disclosure in connection with the Transaction to such party's shareholders or to the extent required by law so long as prior notice of such disclosure is given to the other party. The Seller agrees that in any communications permitted by this Section the Purchaser may describe the Transaction as "a purchase of the HMO and PPO operations of Physician Healthcare Plan of New Jersey, the statewide HMO endorsed by the Medical Society of the State of New Jersey." Any other description referencing both the Seller and endorsement of any kind must be approved in form and substance by the Seller.

Section 9.11 Construction. This Agreement and the other Seller Related Documents and the other Purchaser Related Documents have been negotiated by the parties and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or the other Seller Related Documents or the other Purchaser Related Documents or any provision hereof or thereof against the party drafting such agreements will not apply in any construction or interpretation of this Agreement or the other Seller Related Documents or the other Purchaser Related Documents.

Section 9.12 Recitals. The Recitals hereto are specifically incorporated herein by reference and made a part of this Agreement as if they appeared in the body hereof.

Section 9.13 Severability. Any provision of this Agreement that is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability and shall not affect in any way the remaining provisions hereof.

Section 9.14 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations herein shall be assigned by any party hereto without the prior written consent of the other parties.

Section 9.15 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New Jersey without regard to its provisions concerning conflicts or choice of law.


                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first written above.

WITNESS/ATTEST:          MEDIGROUP OF NEW JERSEY, INC.


/s/ Lynn E. Marinelli    By:/s/ Donna M. Celestini
                            ----------------------
                               Donna M. Celestini
                               Executive Vice President


WITNESS/ATTEST:          MEDIGROUP, INC.

/s/ Lynn E. Marinelli
                         By:/s/ Christy W. Bell
                               -------------------
                               Christy W. Bell
                               President and Chief Operating Officer


WITNESS/ATTEST:          BLUE CROSS AND BLUE SHIELD OF NEW
                         JERSEY, INC.
/s/ Lynn E. Marinelli

                         By:/s/ Christy W. Bell
                            -------------------
                              Christy W. Bell
                              Senior Vice President - Health Industry Services


WITNESS/ATTEST:          PHYSICIAN HEALTHCARE PLAN OF NEW
                          JERSEY, INC.


                         By:/s/ Joseph D. Billoti
                            ---------------------------
                               Joseph D. Billoti, M.D.
                               Chairman of the Board

                                                                       EXHIBIT 1

                                    CONTRACTS



Seller's HMO and PPO group account contracts listed on Exhibit A hereto.

Seller's agreements with the primary care physicians listed on Exhibit B hereto; provided, however, that if a physician fails to meet Medigroup's credentialing requirements, said physician's provider agreement with Seller shall be excluded from the Contracts.

Seller's agreements with the specialty care physicians listed on Exhibit C hereto; provided, however, that if a physician fails to meet Medigroup's credentialing requirements, said physician's provider agreement with Seller shall be excluded from the Contracts.

The PPO agreements, ancillary provider service agreements and hospital participation agreements listed on Exhibit D hereto.

                                                                       EXHIBIT 2

                          MANAGEMENT SERVICES AGREEMENT

                                                                       EXHIBIT 3

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") is made as of the day of , 1997, by and between PHYSICIAN HEALTHCARE PLAN OF NEW JERSEY, INC., a New Jersey corporation (the "Assignor"), and MEDIGROUP OF NEW JERSEY, INC., a New Jersey corporation (the "Assignee").


                                    RECITALS

         A. The Assignor has entered into the various contracts set forth on Exhibit A attached hereto and made a part hereof (collectively, the "Contracts").

         B. The Assignor has agreed to assign and transfer to the Assignee all of its right, title and interest in and to the Contracts pursuant to the terms of that certain Agreement dated as of June ____, 1997, by and between the Assignor and the Assignee (the "Agreement").

         C. The Assignee desires to take an assignment of all of the Assignor's right, title and interest in and to each of the Contracts and to assume all of the Assignor's duties, obligations and liabilities thereunder.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor and the Assignee agree as follows:

         1. Assignment. The Assignor, for and in consideration of the payment of the Purchase Price (as defined in the Agreement) and the assumption and performance by the Assignee of the Assignor's duties, obligations and liabilities under the Contracts on and after the date hereof, does hereby irrevocably and unconditionally assign and transfer unto the Assignee all of the Assignor's right, title and interest in and to each of the Contracts and all the duties, obligations and liabilities of the Assignor under or relating to the Contracts to the extent accruing or arising on or after the date hereof (but not attributable to the period prior to the date hereof); provided, that nothing herein shall be construed as an assignment, transfer, sale, delegation, setting over or assumption of any duty, obligation or liability of the Assignor under or relating to the Contracts to the extent arising or accruing (whether or not asserted or assessed) prior to the date hereof. The Assignor shall indemnify and hold harmless the Assignee from and against any and all claims, actions, causes of action, damages, obligations, expenses (including, without limitation, attorneys' fees and expenses) and liabilities (collectively, the "Claims") arising out of or in connection with the Assignor's failure to perform its obligations hereunder.

         2. Performance of Contracts. From and after the date hereof, the Assignee assumes each of the Contracts and agrees to satisfy, discharge and perform all of the Assignor's duties, obligations and liabilities under or relating to the Contracts to the extent accruing or arising on or after the date hereof (but not attributable to the period prior to the date hereof). The Assignee acknowledges that it has examined all of the Contracts and understands their terms and conditions. The Assignee shall indemnify and hold harmless the Assignor from and against any and all Claims arising out of or in connection with the Assignee's failure to perform its obligations hereunder.

         3. Representation and Warranty. The Assignor and the Assignee each represents and warrants to the other that this Assignment is its valid, legal and binding obligation, enforceable against it in accordance with its terms, and that it has the power and authority to enter into this Assignment.

         4.       Miscellaneous.

                  (a) This Assignment and the Agreement contain the entire agreement between the Assignor and the Assignee regarding the subject matter hereof. The headings in this Assignment are for convenience only and shall not limit or otherwise affect any of the terms hereof.

                  (b) No modification or waiver of any of the provisions of this Assignment shall be effective until and unless it is in writing and signed by the Assignor and the Assignee, and any such waiver shall be effective only in the specific instance and for the specific purpose for which it is given. This Assignment may be executed in any number of counterparts, all of which when taken together shall constitute but a single instrument.

                  (c) All of the terms of this Assignment shall survive the execution and delivery of this Assignment and the performance of the duties, obligations and liabilities of the Assignee under this Assignment and the Contracts.

                  (d) In the event that any provision of this Assignment is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, then such provision only shall be deemed null and void and shall not affect any other provision hereof, and the remaining provisions shall remain operative and in full force and effect.

                  (e) This Assignment shall be construed in accordance with, and governed by, the laws of the State of New Jersey (excluding the conflict of laws principles of such State) and shall be binding upon and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the date first above written.

ATTEST/WITNESS:                        PHYSICIAN HEALTHCARE PLAN OF
                                       NEW JERSEY, INC.


                                       By:_________________________________
                                       Name:
                                       Title:


ATTEST/WITNESS:                        MEDIGROUP OF NEW JERSEY, INC.


                                       By:_________________________________
                                       Name:
                                       Title:

                                                                      SCHEDULE I

                               DISCLOSURE SCHEDULE


Section 2.4

The Provider Letter of Agreement between the Seller and SmithKline Beecham Clinical Laboratories effective on July 1, 1995, has been terminated effective August 19, 1997.

The Letter of Intent between the Seller and the Somerset Medical Center effective on September 1, 1995, expired pursuant to its terms on August 31, 1996, but the parties are still operating under it.

The Letter of Intent between the Seller and Memorial Hospital of Burlington County effective on Spetember 18, 1995, has not been executed by the Seller, but the parties are operating under it.

The Seller is a party to that certain Operating Agreement of Princeton Medical Management, L.L.C. dated as of December 20, 1996, between the Medical Center at Princeton Physician-Hospital Organization, Inc. and the Seller.

The Seller is a party to that certain Agreement dated as of December 16, 1996, between Princeton Medical Management, L.L.C. and the Seller, with respect to the Princeton Preferred Health Plan.

The Seller is a party to a Reinsurance Treaty No. 96 40 043 effective January 1, 1996, between the Seller and Sun Life Assurance Company of Canada.

The Seller is a party to a Specific Excess HMO Reinsurance Agreement dated December 4, 1995, between the Seller and Sun Life Assurance Company of Canada.

Section 2.6

The Seller is subject to a complaint captioned Prisco S. DeFronzo, M.D. v. Physician Health Plan of New Jersey, Inc., filed with the Superior Court of New Jersey, Union County:Law Division, Docket UNN-L-2035 97, on April 10, 1997, pursuant to which Dr. DeFronzo demands the return of his stock purchase price in the amount of $5,500.

At the direction of the Department of Banking and Insurance, the Seller is required to file monthly statements of the condition and affairs of the Seller with the Department.

Section 2.9

The Seller is a party to that certain Agreement dated March 13, 1997, between Henry D. Rosin, M.D. and the Seller, with respect to certain compensation.